SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

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                                 FORM 8-K
                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


Date of Report (date of earliest event reported):  June 15, 1998


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                           1MAGE SOFTWARE, INC.
          (Exact name of registrant as specified in its charter)

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      Colorado                 0-12535                 84-0866294
(State or other        (Commission File Number)     (I.R.S. Employer
  jurisdiction of                                   Identification No.)
   incorporation)

                         6486 South Quebec Street
                         Englewood, Colorado 80111
                 (Address of principal executive offices)

Registrant's telephone number, including area code:  (303) 694-9180

ITEM 5 - OTHER EVENTS

     See the Registrant's press release, labeled Attachment A, and the Letter of Intent, between the Registrant and SupraLife International, Inc., labeled Attachment B, attached hereto and incorporated by reference to this report.




                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on June 30, 1998.

                                   1MAGE SOFTWARE, INC.


                                   By:/s/David R. DeYoung
                                        David R. DeYoung
                                        President

                               ATTACHMENT A
1MAGE
Software, Inc.

News Release                            Contact:  1MAGE Software, Inc.
                                        303.773.1424
                                        marketing@1mage.com

FOR IMMEDIATE RELEASE

      1mage Signs Letter of Intent to Acquire SupraLife International

ENGLEWOOD, Colorado - (June 15, 1998) -- 1MAGE Software, Inc. (NASDAQ:ISOL) announced today that it has signed a non-binding letter of intent to acquire SupraLife International, a privately held company based in San Diego, California, in exchange for shares of 1MAGE Software common stock. The transaction is subject to due diligence review by both parties, negotiation of a definitive agreement and shareholder approval by both parties.

SupraLife International has a strong presence in the direct sales industry, develops, manufactures, and distributes health, personal care, sports & fitness and weight management products in all 50 states, as well as in the United Kingdom and the Netherlands. SupraLife International has an independent sales force comprised of nearly 50,000 distributors and preferred customers. SupraLife's gross revenues have grown from $10.5 million in 1995 to $29.1 million in 1997.

"We are very excited about combining with a corporate partner that has extensive knowledge in establishing and managing a world-wide distributor network," said David DeYoung, President of 1MAGE Software. "We face similar challenges and opportunities and should benefit tremendously from SupraLife's marketing expertise as we grow our domestic and international sales network," added DeYoung.

John Wilson, President of SupraLife International, said "This powerful combination has the potential to provide SupraLife access to the financial markets which will help to fund increased growth and facilitate expansion of sales and product distribution in the United States, Europe, and the Asian Pacific markets. This business transaction should also result in long-term value and liquidity for our existing shareholders and give independent distributors their first opportunity to acquire an equity interest in the company that they are building through their marketing, sales and distribution efforts."

1MAGE Software, Inc. is the leading provider of electronic imaging systems to end users of Ardent Software, Inc. 1MAGE(R) is marketed through a direct sales force and through an international network of Value Added Resellers. For additional information, contact 1MAGE at 303.773.1424 or visit our web site at www.1mage.com or SupraLife's web site at www.toddy.com.

Statements expressing beliefs and expectations regarding future performance are forward-looking and involve risks and uncertainties, including, but not limited to the successful completion of the proposed transaction, competitive pressures, quarterly flucuations in results and other risks. These risks are detailed from time to time in the Company's periodic filings with the Securities and Exchange Commission. Actual results may differ materially from management's expectations.

                               ATTACHMENT B


June 5, 1998


Mr. David R. DeYoung
President
1mage Software, Inc.
6486 South Quebec Street
Englewood, CO  80111

RE:       SupraLife International/1mage Software
          Letter of Intent

Dear David:

     The purpose of this letter is to express our mutual interest and intention to enter into a business arrangement pursuant to which 1mage Software, Inc., a Colorado corporation ("1mage"), will acquire all of the shares of SupraLife International, Inc. ("SupraLife").

     1. STRUCTURE. The transaction would be structured as a statutory merger whereby 1mage would acquire all of the stock of SupraLife International, Inc., in return for a number of newly issued shares of common stock of 1mage sufficient to give the current shareholders of SupraLife eighty percent (80%) of the outstanding shares of the combined company ("Supra1mage"). All existing options, warrants and convertible securities of 1mage and SupraLife would continue to be effective on the same terms and conditions as were in existence prior to the merger, with the SupraLife instruments adjusted to reflect the exchange ratio utilized in the transaction. The transaction would be structured, if possible, to qualify for "pooling of interest" treatment under SEC accounting rules.

     2. DUE DILIGENCE. In reliance on our mutual agreement to and acceptance of this letter of intent, each party will commence a due diligence investigation of the other. Each party shall afford the other and its agents and representatives reasonable access to all information concerning their respective businesses and assets, business plans, financial condition, litigation, and material contracts for the purpose of making such due diligence investigation or examination as deemed necessary by the other party. Neither party will communicate with any employee of the other party without prior written consent.

     3. CHANGE OF NAME. Following the Closing, the corporate name of 1mage shall be changed to another name selected by the newly constituted Supra1mage Board of Directors.

     4. EMPLOYMENT AGREEMENTS. As a condition of the Closing and effective as of Closing, Supra1mage shall enter into five-year employment agreements with David DeYoung, Mary Anne DeYoung, and John Wilson (the "Executive Officers"). The DeYoung agreements shall provide for a continuation of their current base salaries ($125,000 and $90,000, respectively), with increases based on increases in compensation for executives in the software industry generally or based on increases in the cost of living, whichever are greater, and a minimum annual cash bonus equal to ten percent (10%) of such base salary for the term of the employment agreement. Salary, benefits and bonuses will be payable for the lesser of the remaining term of the employment agreement or a period of four years after any involuntary termination (defined to include voluntary resignation after a significant change in duties, responsibilities, benefits or place of work). The Executive Officers shall be included in all employee benefit programs of Supra1mage, which may not be less than the benefits currently provided to any of them. The Wilson agreement shall be structured as an extension of Wilson's current employment agreement so that the remaining term is five years, with the existing incentive bonus provisions based on the operations of Supra1mage.

     5. SALES COMMISSION. David DeYoung shall be entitled to a sales commission of 20% of the net proceeds of any sale by Supra1mage of all or a substantial portion of the assets currently held by 1mage. Mr. DeYoung shall also have the right of first refusal to purchase those assets on the same terms and conditions as offered by a third party. In the event Supra1mage receives consideration other than cash, any sales commission which may be payable to David also shall be payable in the form of the same non-cash consideration in the same proportion that the non-cash consideration bears to the entire sale price.

     6. EXISTING OPTIONS AND WARRANTS. While all specifically enumerated options and warrants to purchase shares of stock in 1mage shall survive the Closing, unless it is prohibited by "pooling of interest" accounting rules, Mr. DeYoung shall waive his existing right to a proportionate match, via the mandatory grant of additional stock options to him, of any third party acquisition of 1mage stock. It is acknowledged that the stock options and warrants currently held by the DeYoungs were repriced on January 15, 1998 to fair market value as of that date.

     7. REVERSE STOCK SPLIT. While it is the intent of the parties to avoid a reverse stock split to preserve the public float of and the shareholder value in Supra1mage stock, the shareholders of 1mage and SupraLife will be asked to grant the Supra1mage Board of Directors the authority to effect a reverse stock split if, in their judgment, such action is necessary to satisfy Nasdaq listing standards.

     8. CLOSING. The parties shall agree on a closing date ("Closing") which they anticipate will be on or before August 15, 1998.

     9. BUSINESS OPERATIONS. The parties anticipate that key employees and existing facilities of SupraLife and 1mage will be retained for an indefinite period following the Closing.

     10. DEFINITIVE AGREEMENT. Upon execution of this letter by both parties, the parties will promptly begin to negotiate, in good faith, the terms of a definitive agreement ("Definitive Agreement"). The Definitive Agreement will be in a form customary for transactions of this type and will include, in addition to those matters specifically set forth in this letter, customary representations, warranties, covenants and agreements, conditions of closing and other provisions.

     11. CONTINGENCIES. SupraLife and 1mage recognize that the consummation of this transaction is contingent upon the occurrence of a number of future events, including, but not limited to, the following:

     1) the satisfactory completion of a "due diligence" review by each party;

     2) the preparation and execution by the parties of a Definitive Agreement, including terms and conditions, such as representations, warranties, covenants, and indemnities, which are mutually acceptable to the parties.

     12. TERMINATION. The parties intend to use their best efforts to execute the Definitive Agreement on or prior to July 17, 1998. If the Definitive Agreement is not signed by that date, this letter will terminate (except with respect to sections 13, 14 and 17.)

     13. NONDISCLOSURE. Neither SupraLife nor 1mage will, without the other party's prior written consent, disclose to any person or entity (other than their respective employees or agents who are actively and directly participating in evaluating the proposed transaction) any information about the proposed transaction or the terms, conditions, or other facts relating thereto, including the fact that discussions are taking place or the status thereof. If either party determines that it does not wish to proceed with the proposed transaction, that party will promptly advise the other party of that decision. In such a case, or if the Definitive Agreement is not executed by July 17, 1998, each party shall promptly deliver to the other party or destroy all documentation furnished by the other party, and copies and summaries thereof, and certify that all such materials have been returned or destroyed.

     14. PUBLIC ANNOUNCEMENTS. Subject to applicable law, any public announcement relating to this transaction shall be mutually agreed upon and jointly made by the parties.

     15. FILING AND APPLICATION. Each party shall cooperate fully with the other party in furnishing any necessary information required in connection with (i) the preparation, distribution and filing with the Securities and Exchange Commission ("SEC"), in each case, if necessary, of a Form 8-K, a proxy statement and any other filing or document required by the SEC, and (ii) the preparation, distribution and filing of any filings, applications and motions which may be required by other federal, state and local government or regulatory agencies or stock exchanges in any jurisdiction, including the United States and Europe.

     16. CONDUCT OF BUSINESS BY 1MAGE. Pending execution of the Definitive Agreement, SupraLife and 1mage (i) will conduct their respective businesses in the ordinary course and use their best efforts to maintain their businesses and assets and retain their key employees, (ii) will not issue or agree to issue any additional shares of common stock or any other voting security or any rights to acquire any such additional common stock or voting security, except for shares issuable upon the exercise of previously granted employee stock options, if any, and (iii) will not authorize or consummate any dividend or distributions of assets to their respective shareholders, effect any consolidation, merger or sale of assets other than in the ordinary course of business, purchase all or substantially all of the assets of any entity, or engage in any other extraordinary corporate transaction.

     17. FEES AND EXPENSES. All fees, costs and expenses relating to the preparation of this letter, the Definitive Agreement and all other matters in connection with the acquisition, including but not limited to legal, accounting, and filing fees, will be borne by the party incurring the same; provided, however, that in the event of a dispute between the parties arising out of this letter or the Definitive Agreement, the prevailing party shall be entitled to recover its legal fees and all reasonable costs and expenses.

     18. NO BINDING EFFECT. This letter constitutes an expression of intent only and, other than the obligations and allocations of responsibility provided by sections 13, 14 and 17 hereof, does not create a legally binding or enforceable contract between the parties. The statements of intent in this letter of intent shall not be deemed to constitute an offer or solicitation of an offer and do not create any rights or obligations for or on the part of any party to this letter of intent. The parties further acknowledge that it would be imprudent and unreasonable for either party to rely upon the expectation of entering into a binding agreement regarding the subject matter of this letter. Efforts by either party to complete due diligence, negotiate, obtain financing or prepare a Definitive Agreement shall not be considered as evidence of intent by either party to be bound by this letter except as expressly provided herein. The performance by either party prior to execution of a Definitive Agreement of any of the obligations which may be included in a Definitive Agreement between the parties when negotiations are completed shall not be considered as evidence of intent by either party to be bound by this letter.

     19. COUNTERPARTS. This letter of intent may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document. The parties may execute a copy of this letter of intent, which shall have the same force and effect as if the parties executed the original document.

     20. ENTIRE AGREEMENT. This letter of intent supersedes all prior letters, discussions, representations, and understandings between the parties relating to the subject matter hereof. No alteration, modification, interpretation or amendment hereto shall be valid unless signed by each of the parties.

     21. GOVERNING LAW. This letter of intent will be governed by laws of the State of California without giving effect to the principles of conflicts of laws.

     If the foregoing accurately reflects your understanding of the proposed transaction under discussion and the intent of the parties as provided by the provisions of section 18 hereof, please sign and date the enclosed copy of this letter where indicated below, and return the copy to me.

     This letter of intent shall have no effect unless fully executed on or before June 5, 1998.

     We look forward to working with you to successfully close this transaction.

                              Sincerely yours,

                              SUPRALIFE INTERNATIONAL


                              By:/s/John F. Wilson II
                                   John F. Wilson II
                                   President


ACCEPTED AND AGREED:

1MAGE SOFTWARE, INC.


By:/s/David R. DeYoung
     David R. DeYoung
     President

Dated: June 5, 1998